October 24, 2006

Dear Jerry:

This letter (the "Agreement and Release") confirms the termination of your employment as a Chief Operating Officer and Chief Financial Officer of the New York Mercantile Exchange, Inc. (the "Company") effective October 24, 2006 ("Termination Date"). The various benefits and options available to you with respect to the termination of your employment are as follows:

1. Your employment with the Company is terminated effective October 24, 2006 (your "Termination Date").

2. Regardless of whether you sign this Agreement and Release, your total and final compensation, payments and benefits from the Company shall be as follows (in each case less applicable statutory deductions and withholdings):

      You will receive your regular base salary on a normal pay period cycle through your Termination Date.
      Your group disability, life and accidental death and dismemberment insurance benefits will remain in effect through your Termination Date.
      Your group medical and dental benefits remain in effect through October 31, 2006. Thereafter, you become eligible to participate in COBRA medical and dental insurance for a period of up to 18 months. You affirm that you have been provided with all documentation necessary in order to apply for such continued COBRA coverage. You will be responsible for all COBRA premium payments.
      You will receive payment for your accrued and unused vacation days in accordance with Company policy through your Termination Date.

3. As consideration for the release of claims and the waiver of rights contained in paragraph 6 below, and contingent upon your execution and delivery to the Company of this Agreement and Release within 21 calendar days of the date this Agreement was provided to you, and your not revoking your acceptance of this Agreement and Release within the seven-day period as set forth in paragraph 18, you will receive the following from the Company (in each case less applicable statutory deductions and withholdings) in addition to those items provided to you pursuant to paragraph 2:

(a) The Company will provide you with a one-time payment of $500,000 to be made 10 business days following the date of your execution and delivery of this Agreement and Release to the Company in accordance with paragraph 18 below, provided you do not revoke this Agreement and Release.

4. Other than as set forth herein, you will not receive any compensation, payments or benefits of any kind from the Company and Releasees (as that term is defined below), and you expressly acknowledge and agree that you are not entitled to and will not receive any additional compensation, payments or benefits of any kind from the Company or Releasees, including, without limitation, any grant or award under the NYMEX Holdings, Inc. 2006 Long-Term Incentive Plan, and that no representations or promises have been made to you to the contrary.

5. You understand and agree that you are receiving compensation, payments and/or benefits under this Agreement and Release that are in excess of those to which you are now or in the future may be entitled from the Company and Releasees, and that such compensation, payments and benefits are being provided to you in consideration for your acceptance and execution of, and in reliance upon your representations in, this Agreement and Release, and you acknowledge that such consideration is adequate and satisfactory to you.

6. In exchange for the compensation, payments, benefits and other consideration provided to you pursuant to this Agreement and Release, you agree as follows:

(a) You agree to accept the severance payment and benefits provided for in paragraph 3 above in full resolution and satisfaction of, and hereby irrevocably and unconditionally remise, release, waive and forever discharge the Company and Releasees from, any and all manner of liabilities, actions, causes of action, contracts, agreements, promises, claims and demands of any kind or nature whatsoever, in law or equity, whether known or unknown, which you have ever had, now have, or in the future may have against the Company and Releasees, including, but not limited to, claims arising out of or relating to your employment with the Company, compensation and benefits with the Company and the termination of your employment, including any claim under the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., as amended, Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., as amended, the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 301 et seq., as amended, the Older Workers Benefit Protection Act, 29 U.S.C. Section 621 et seq., the New York State Human Rights Law, the New York State Labor Law, the New York City Human Rights Law, and any and all other federal, state or local laws, and any common law claims now or hereafter recognized, as well as all claims for counsel fees and costs.

(b) You hereby waive and relinquish any and all rights you may have under any federal, state or local statute, rule, regulation or principle of common law or equity which may in any way limit the effect of this release with respect to claims which you did not know or suspect to exist in your favor at the time you executed this Agreement and Release, including any and all claims that you have filed with any court, administration agency, judicial, or other body, provided that it is understood and agreed that you are not waiving your ability to sue on any claim which may arise in the future from events or actions occurring after the date of the execution of this Agreement and Release.

(c) Notwithstanding the foregoing, nothing herein shall constitute a waiver of claims for:

(i) unemployment, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law;

(ii) continuation of existing participation in Company-sponsored group health benefit plans, at your expense, under the federal law known as "COBRA" and/or under an applicable state counterpart law;

(iii) any benefit entitlements that are vested as of the Termination Date pursuant to the terms of a Company-sponsored benefit plan governed by the federal law known as "ERISA;"

(iv) violation of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, is not waivable; and

(v) any wrongful act or omission occurring after the date you sign this Agreement and Release.

(d) Nothing herein prevents or prohibits you from filing a claim with a government agency, such as the U.S. Equal Employment Opportunity Commission, that is responsible for enforcing a law on behalf of the government. However, you agree and covenant that should any person, organization, or other entity file, charge, claim, sue, or cause or permit to be filed any charge, civil action, suit or legal proceeding involving any matter occurring at any time in the past, including but not limited to relating to your employment relationship with the Company, termination by the Company, or any compensation or benefits with the Company, you will not seek or accept any personal relief in such charge, civil action, suit or legal proceeding.

(e) For purposes of this Agreement and Release, the terms "the Company and Releasees" includes the New York Mercantile Exchange, Inc. and its past, present and future direct and indirect parents, subsidiaries, affiliates, divisions, predecessors, successors, and assigns, and their respective past, present and future stockholders, officers, directors, members, representatives, agents and employees, in their official and individual capacities, and all other related individuals and entities, jointly and individually, and this Agreement and Release shall inure to the benefit of and shall be binding upon and enforceable by all such entities and individuals.

7. Nothing contained in this Agreement and Release shall be deemed to constitute an admission or evidence of any wrongdoing or liability on the part of the Company and Releasees.

8. You agree not to make or issue any statement or communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely or encourages any adverse action against the Company and Releasees, except if testifying truthfully under oath pursuant to any court order or subpoena or otherwise responding to or providing disclosures required by law, and you affirmatively represent and affirm that you have not done so.

9. This Agreement and Release may not be changed orally, and no modification, amendment or waiver of any of the provisions contained in this Agreement and Release, nor any future representation, promise or condition in connection with the subject matter of this Agreement and Release, shall be binding upon any party hereto unless made in writing and signed by such party.

10. You agree that: (a) you have kept, and shall keep, the existence and terms of this Agreement and Release confidential, and shall not disclose them to anyone except your attorneys, financial advisors and immediate family members; and (b) your attorneys, financial advisors, and immediate family members who become privy to the existence and terms of this Agreement and Release shall be bound by the terms and conditions of the confidentiality provisions of this paragraph. You agree that your entitlement to the terms set forth in paragraph 3 above is expressly contingent upon your full compliance with the terms of this paragraph, and upon the full compliance with the terms of this paragraph by your attorneys, financial advisors and/or immediate family members who become privy to the existence and terms of this Agreement and Release.

11. Notwithstanding anything to the contrary herein, nothing in this Agreement and Release shall prohibit you from: (a) disclosing the existence and terms of this Agreement and Release pursuant to an action to enforce the terms of this Agreement and Release (in which it case it shall be provided to the Court under seal); (b) advising, or responding truthfully to a request by, any federal, state or local governmental or regulatory agency or any self-regulatory organization; or (c) providing information to, testifying or otherwise assisting in any investigation or proceeding brought by any federal, state or local governmental or regulatory agency, or any self-regulatory organization.

12. Notwithstanding anything to the contrary herein, nothing in this Agreement and Release is intended or shall be deemed to prohibit you from cooperating with any governmental agency in any action brought by such governmental agency pursuant to 18 U.S.C. Section 1514A or otherwise, provided that you agree and acknowledge that you are not entitled to and that you will not seek or authorize anyone to seek on your behalf any personal equitable or monetary relief in such action.

13. This Agreement and Release shall be subject to and governed by and interpreted in accordance with the laws of the State of New York without regard to conflicts of law principles.

14. This Agreement and Release shall inure to the benefit of and shall be binding upon (i) the Company, its successors and assigns, and any company with which the Company may merge or consolidate or to which the Company may sell all or substantially all of its assets, and (ii) you and your executors, administrators, heirs and legal representatives. You may not sell or otherwise assign your rights, obligations or benefits under this Agreement and Release, and any attempt to do so shall be void.

15. (a) Unless you first secure the Company's written consent or the secret, confidential or proprietary information becomes generally known to the public, or was generally known to the public, before the date on which this Agreement and Release is executed, you agree not to directly or indirectly publish, disclose, market, use or authorize, advise, hire, counsel or otherwise procure any other person or entity, directly or indirectly, to publish, disclose, market or use, any secret, confidential, proprietary information of the Company of which you became aware or informed during your employment with the Company.

(b) By signing this Agreement and Release you affirm that to the best of your knowledge and belief, you have returned to the Company all Company property issued to you, including but not limited to keys, credit cards, if any, ID cards, beepers, cell phones, computers(except your personal computer that you have used in your work for the Company and which will be cleansed of any Company data prior to your departure), computer software and hardware, any and all original and duplicate copies of all your work product and of files, calendars, books, records, notes, notebooks, manuals, computer disks, diskettes and any other magnetic and other media materials you have in your possession or under your control belonging to the Company or Releasees or containing confidential or proprietary information concerning the Company or Releasees or their customers or operations. Furthermore, should you or the Company discover that you inadvertently possess any of the documents or materials described in this paragraph you agree to return such documents or materials to the Company immediately. The Company will provide you with a pre-paid express mailing box or envelope to facilitate the return of such items.

(c) You hereby acknowledge that, to the extent you have not already done so, you will promptly make full written disclosure to the Company, hold in trust for the sole right and benefit of the Company, and hereby assign to the Company and Releasees, all of your rights, title and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, solely or jointly conceived, developed or reduced to practice, or caused to be conceived, developed or reduced to practice, during the period of time in which you were employed by the Company (collectively referred to as "Inventions"), including the copyright thereon. You further acknowledge that all original works of authorship which were made by you (solely or jointly with others) within the scope of your employment and which are protectable by copyright are "works made for hire" as the term is defined in the U.S. Copyright Act.

16. In the event any non-material provision of this Agreement and Release shall be held to be void, voidable, and unlawful or, for any reason, unenforceable, the remaining portions shall remain in full force and effect. The unenforceability or invalidity of a provision of this Agreement and Release in one jurisdiction shall not invalidate or render that provision unenforceable in any other jurisdiction.

17. You agree that at all reasonable times after your Termination Date, you will reasonably assist and cooperate with the Company in connection with any ongoing or future investigation, dispute or claim of any kind involving the Company and Releasees for which you may have performed duties or services, to the extent that such claims, investigations or proceedings related to services performed or required to be performed by you, pertinent knowledge possessed by you or any act or omission by you. In addition, you acknowledge and agree that the payments and other consideration described in paragraph 3 are expressly conditioned upon you working for the Company, supporting current job duties, transitioning your work and other reasonable assigned tasks until your Termination Date

18. If this Agreement and Release conforms to your understanding and is acceptable to you, please indicate your agreement by signing and dating the Agreement and Release, and returning it to me within 21 calendar days. You will then be permitted to revoke this Agreement and Release at any time during the period of (7) calendar days following its execution (the "Revocation Period") by delivering to me, by facsimile or United States Mail, a written notice of revocation. This Agreement and Release will not be effective or enforceable and no benefits shall be provided hereunder unless and until the seven-day Revocation Period has expired without your having exercised your right of revocation. In the event you fail to execute and return this Agreement and Release on a

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timely basis, this Agreement and Release will be of no force or effect, and neither you nor the Company will have any rights or obligations hereunder.

Sincerely,

NEW YORK MERCANTILE EXCHANGE, INC.

By: /s/Christopher K. Bowen
Christopher K. Bowen

General Counsel & Chief Administrative Officer

THIS AGREEMENT AND RELEASE IS A LEGAL DOCUMENT. YOU SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND RELEASE.

BY SIGNING THIS AGREEMENT AND RELEASE, YOU ACKNOWLEDGE THAT YOU ARE COMPETENT; THAT YOU WERE AFFORDED A REASONABLE PERIOD OF AT LEAST 21 DAYS TO REVIEW AND CONSIDER THIS AGREEMENT AND RELEASE WITH ATTORNEYS OF YOUR CHOICE; THAT YOU HAVE READ AND UNDERSTAND AND ACCEPT THIS AGREEMENT AND RELEASE AS FULLY AND FINALLY RESOLVING, WAIVING AND RELEASING ANY AND ALL RIGHTS AND CLAIMS WHICH YOU MAY HAVE AGAINST THE COMPANY AND RELEASEES (AS DEFINED ABOVE) AS SET FORTH IN PARAGRAPH 6 OF THIS AGREEMENT AND RELEASE, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THAT YOU UNDERSTAND YOU HAVE SEVEN DAYS FROM THE DATE YOU EXECUTE THIS AGREEMENT AND RELEASE DURING WHICH YOU MAY REVOKE YOUR ACCEPTANCE OF THIS AGREEMENT AND

RELEASE; THAT NO PROMISES, REPRESENTATIONS OR INDUCEMENTS HAVE BEEN MADE TO YOU EXCEPT AS SET FORTH IN THIS AGREEMENT AND RELEASE; AND THAT YOU HAVE SIGNED THIS AGREEMENT AND RELEASE FREELY AND VOLUNTARILY, INTENDING TO BE LEGALLY BOUND BY ITS TERMS.

I acknowledge that I have
read this Agreement and Release
and that I understand and
voluntarily accept its terms.

/s/Jerome Bailey Date: October 24, 2006